UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________________
FORM 8-K
_________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

August 2, 2023
Date of Report (Date of earliest event reported)

Evolent Health, Inc.
(Exact name of registrant as specified in its charter)
_________________________

Delaware		001-37415						32-0454912
(State or other jurisdiction of incorporation or organization)		Commission File Number:						(I.R.S. Employer Identification No.)

800 N. Glebe Road	,	Suite 500	,	Arlington	,	Virginia	,	22203
(Address of principal executive offices)(zip code)

(571) 389-6000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)
_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock of Evolent Health, Inc., par value $0.01 per share	EVH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition
On August 2, 2023, Evolent Health, Inc. (the "Company") issued a press release announcing its financial results for the quarter ended June 30, 2023, a copy of which is furnished herewith as Exhibit 99.1.
The information, including Exhibit 99.1 hereto, furnished under this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject the Company or any other person to liability under that Section, to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), except as shall be expressly set forth by specific reference in such a filing.

Item 8.01. Other Events

Evolent Health, Inc. (the “Company”) issued a notice of redemption to the holders of its outstanding 3.50% Convertible Senior Notes due 2024 (the “Notes”) on August 2, 2023, pursuant to which it will redeem the outstanding Notes for cash at a price of 100% of the principal amount of the Notes, plus accrued and unpaid interest, if any, on October 13, 2023 (the “Redemption Date”). Prior to the Redemption Date, the holders of the Notes are entitled to convert to shares of the Company’s Class A Common Stock, par value $0.01 per share (the “Common Stock”) at a rate of 54.8667 shares per $1,000 principal amount of Notes. In the event any holder delivers a conversion notice as provided in that certain Indenture dated as of August 19, 2020 (the “Indenture”) related to the Notes, the Company intends to satisfy its conversion obligation with respect to each $1,000 principal amount of Notes tendered by Physical Settlement (as defined in the Indenture). In the event such conversion would result in a fractional share of Common Stock, an amount in lieu of the fractional share based on the Daily VWAP (as defined in the Indenture) of the Common Stock on the conversion date will be paid in cash by the Company as provided in the Indenture. As of August 2, 2023, $24.3 million aggregate principal amount of the Notes is outstanding. The Company intends to fund the aggregate redemption price using cash on hand.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of Evolent Health, Inc. dated August 2, 2023.
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOLENT HEALTH, INC.

By:	/s/ Jonathan D. Weinberg
Name:	Jonathan D. Weinberg
Title:	General Counsel and Secretary

Date: August 2, 2023